                               SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934
                                  (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                               Karrington Health, Inc.
          ------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         -------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

         -------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
                                                         -------------------
    (5)  Total fee paid:
                        ----------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
                                -------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
                                                      ---------------------
    (3)  Filing Party:
                       -----------------------------------------------------
    (4)  Date Filed:
                     -------------------------------------------------------

                               KARRINGTON HEALTH, INC.
                                919 Old Henderson Road
                                Columbus, Ohio  43220


                                    April 11, 1997



Dear Fellow Shareholders:

The Annual Meeting of the Shareholders (the "Annual Meeting") of Karrington Health, Inc., an Ohio corporation (the "Company"), will be held at 11:00 a.m., local time, on Tuesday, May 13, 1997, at the Da Vinci Ristorante, 4740 Reed Road, Columbus, Ohio. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

The Board of Directors has nominated three directors, each for a term to expire at the Annual Meeting in the year 2000. The Board of Directors recommends that you vote FOR the nominees.

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save the Company additional expenses of solicitation and will help ensure that as many shares as possible are represented.

                                  Sincerely,


                                  /s/ Richard R. Slager
                                  Richard R. Slager
                                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                  OFFICER

                               KARRINGTON HEALTH, INC.

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held Tuesday, May 13, 1997

    NOTICE IS HEREBY GIVEN that the First Annual Meeting of Shareholders (the "Annual Meeting") of Karrington Health, Inc., an Ohio corporation (the "Company"), will be held at the Da Vinci Ristorante, 4740 Reed Road, Columbus, Ohio, on Tuesday, May 13, 1997, at 11:00 a.m., local time, for the following purposes:

    1. To elect three directors, each for a term to expire at the Annual Meeting of Shareholders in the year 2000; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    The Board of Directors has fixed the close of business on April 8, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

    If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.


                                  By Order of the Board of Directors,


                                  /s/ Charles H. McCreary
                                  Charles H. McCreary,
                                  SECRETARY

Karrington Health, Inc.
919 Old Henderson Road
Columbus, Ohio  43220
April 11, 1997

                               KARRINGTON HEALTH, INC.
                                919 OLD HENDERSON ROAD
                                 COLUMBUS, OHIO 43220

                                 -------------------

                                   PROXY STATEMENT

                                 -------------------

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors and management of Karrington Health, Inc., an Ohio corporation (the "Company"), of proxies for use at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Da Vinci Ristorante, 4740 Reed Road, Columbus, Ohio, on Tuesday, May 13, 1997, at 11:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 11, 1997.

                                       GENERAL

    Only holders of record of the Company's common shares (the "Common
Shares"), on April 8, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. As of the Record Date, there were 6,700,000 Common Shares outstanding. Each Common Share entitles the holder thereof to one vote. A quorum for the Annual Meeting is a majority of the voting shares outstanding. There is no cumulative voting. Other than the Common Shares, there are no other voting securities of the Company outstanding.

    If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below.

    The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

    The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

                      BENEFICIAL OWNERSHIP OF COMPANY SECURITIES

    The following table sets forth certain information with respect to each person known by the Company to own beneficially more than five percent of any class of the Company's voting securities. The Company believes that each individual or entity named has sole investment and voting power with respect to the Common Shares indicated as beneficially owned by such individual or entity, except as otherwise noted.

  Name and Address of                   Amount and Nature of       Percent of
   Beneficial Owner                     Beneficial Ownership         Class
   ----------------                     --------------------          -----

JMAC, Inc.                                  2,250,000                33.6%
150 E. Wilson Bridge Road, Suite 230
Worthington, Ohio 43085

John H. McConnell                           2,261,000(1)(2)          33.7%
150 E. Wilson Bridge Road, Suite 230
Worthington, Ohio 43085

Richard R. Slager                             717,770(3)             10.7%
Karrington Health, Inc.
919 Old Henderson Road
Columbus, Ohio 43220

Alan B. Satterwhite                           717,770                10.7%
Karrington Health, Inc.
919 Old Henderson Road
Columbus, Ohio 43220

Janus Capital Corporation                     651,500(4)(5)           9.7%
Thomas H. Bailey
100 Fillmore Street
Denver, Colorado 80206-4923

Ohio PERS                                     600,000(4)              9.0%
277 East Town Street
Columbus, Ohio 43215

Scudder, Stevens & Clark, Inc.                534,800(4)(6)           8.0%
345 Park Avenue
New York, New York 10154

-------------------

(1) Includes currently exercisable options to purchase 6,000 Common Shares.

(2) Includes all of the Common Shares held of record by JMAC, Inc. ("JMAC"). Mr. McConnell is the Chairman of the Board of JMAC, and the directors of JMAC have given him sole voting and investment power in the Common Shares of the Company held by it.

(3) Includes 200,000 Common Shares held of record by Mr. Slager's wife with respect to which he disclaims beneficial ownership.

(4) Based upon filings with the Securities and Exchange Commission.

(5) Janus Capital Corporation, a registered investment adviser, and Mr. Bailey, its Chairman and President, report that they may be deemed to have shared voting and dispositive power with respect to 651,500 Common Shares in various managed portfolios. They disclaim beneficial ownership of such Common Shares.

(6) The reporting person has sole voting power with respect to 81,000 Common Shares, shared voting power as to 313,900 Common Shares and sole dispositive power as to all of the 534,800 Common Shares.

    The following table sets forth the number and percentage of outstanding Common Shares beneficially owned as of the Record Date by (i) each director of the Company; (ii) each executive officer of the Company included in the Summary Compensation Table; and (iii) all directors and executive officers of the Company as a group. The Company believes that each individual or entity named has sole investment and voting power with respect to the Common Shares indicated as beneficially owned by such individual or entity, except as otherwise noted.


      Name of                        Amount and Nature of         Percent of
   Beneficial Owner                  Beneficial Ownership          Class(1)
   ----------------                  --------------------           -------

Richard R. Slager                        717,770(2)                  10.7%
Alan B. Satterwhite                      717,770                     10.7%
John K. Knutson                                0                       *
Stephen Lewis                                300                       *
Charles H. McCreary                        8,670(3)(4)                 *
Michael H. Thomas                         12,000(3)                    *
John S. Christie                           8,700(3)(5)                 *
Bernadine P. Healy                         7,300(3)                    *
David H. Hoag                              8,000(3)                    *
John H. McConnell                      2,261,000(3)(6)               33.7%
James V. Pickett                           9,000(3)(7)                 *
Harold A. Poling                          16,000(3)                    *
Robert D. Walter                          26,000(3)                    *
All directors and executive
  officers as a group (16 persons)     3,794,060(2)(4)(5)(6)(7)(8)   56.2%

-----------------------

     * Less than 1%.

(1) The percent of class is based upon the sum of (i) 6,700,000 Common Shares outstanding on the Record Date and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options under the Karrington Health, Inc. 1996 Incentive Stock Plan (the "Plan") which are exercisable within 60 days of the Record Date.

(2) See Note 3 to preceding table.

(3) Includes currently exercisable options to purchase 6,000 Common Shares.

(4) Includes 1,700 Shares as to which Mr. McCreary has shared voting and investment power with his wife and 670 Shares held by Mr. McCreary as custodian for his minor children.

(5) Includes 500 shares to which Mr. Christie has shared voting and investment power.

(6) See Note 2 to preceding table.

(7) Includes 3,000 shares as to which Mr. Pickett has shared voting and investment power.

(8) Includes currently exercisable options to purchase 54,000 Common Shares.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of the Company, the authorized number of directors is eleven, divided into one class consisting of three directors and two classes consisting of four directors each. At the Annual Meeting, three directors will be elected, each for a term expiring at the Annual Meeting in the year 2000 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

    The following information, as of the Record Date, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to the Company by each director. References to "the Company" include the Company's predecessors, DevelopMed Associates, Inc. and Karrington Operating Company. Except where indicated, each director has had the same principal occupation for the last five years.

         NAME                    AGE        PRINCIPAL OCCUPATION
         ----                    ---        --------------------

NOMINEES STANDING FOR ELECTION
  TO THE BOARD OF DIRECTORS

Bernadine P. Healy                52   Director of the Company since July 1996.
                                       Dr. Healy has served as Dean of Medicine and as a Professor of Internal Medicine at The Ohio State University since
                                       October 1995.  Prior thereto she was
                                       Senior Policy Advisor of The Page
                                       Center, The Cleveland Clinic Foundation.
                                       From 1991 to 1993, Dr. Healy was the
                                       Director of the National Institutes of
                                       Health.  Dr. Healy serves on the Board
                                       of Directors of National City Corp.,
                                       Invacare, Medronics and Somatogen.

Alan B. Satterwhite               49   Co-founder of the Company, Director
                                       since April 1996 and Chief Operating
                                       Officer and Chief Financial Officer
                                       since the Company's formation in 1990.

Michael H. Thomas                 47   Director of the Company since May 1996.
                                       Mr. Thomas is a certified public
                                       accountant and has been employed by JMAC as its Executive Vice President and Treasurer since 1980.

    TERMS EXPIRING IN 1998

John S. Christie                  47   Director of the Company since May 1996.
                                       Since October 1, 1995, Mr. Christie has
                                       been the President of JMAC. Prior to
                                       1995, Mr. Christie was Senior Vice
                                       President, Corporate Development, of The
                                       Battelle Memorial Institute, the world's largest private research organization, based in Columbus, Ohio.

David H. Hoag                     57   Director of the Company since July 1996.
                                       Mr. Hoag has served as the Chairman of
                                       the Board, President and Chief Executive
                                       Officer of The LTV Corporation since
                                       June 1991.  The LTV Corporation
                                       completed a reorganization under Chapter
                                       11 of the U.S. Bankruptcy Code in June
                                       1993.  Mr. Hoag serves on the Board of
                                       Directors of The Chubb Corporation and
                                       Lubrizol Corporation.

Charles H. McCreary               44   Secretary of the Company since May 1996;
                                       director of the Company since July 1996.
                                       Mr. McCreary is a partner in the law
                                       firm of Bricker & Eckler, which firm has represented the Company since its formation.

James V. Pickett                  55   Director of the Company since July 1996.
                                       Mr. Pickett has served as Chairman of
                                       Pickett Realty Advisors, a Dublin,
                                       Ohio-based asset manager for a hotel
                                       portfolio, since 1965, and, in addition, has served as the Managing Director of the real estate investment group of Banc
                                       One Capital Corporation since 1993.  Mr.
                                       Pickett serves on the Board of Directors of Wendy's International, Inc. and
                                       Metatec Corporation.

    TERMS EXPIRING IN 1999

John H. McConnell                 73   Director of the Company since July 1996.
                                       Mr. McConnell is the founder and
                                       Chairman Emeritus of Worthington
                                       Industries, Inc.  Mr. McConnell is
                                       Chairman of the Board of U.S. Health,
                                       Inc., a regional not-for-profit acute
                                       care provider based in Columbus, Ohio.

Harold A. Poling                  71   Director of the Company since July 1996.
                                       Mr. Poling is the retired Chairman of
                                       the Board of Ford Motor Company and also serves on the Board of Directors of Shell Oil Company, The LTV Corporation and Kellogg Company.

Richard R. Slager                 43   Co-founder of the Company; Chairman of
                                       the Board of the Company since April
                                       1996 and President and Chief Executive
                                       Officer since the Company's formation in 1990.

Robert D. Walter                  51   Director of the Company since July 1996.
                                       Mr. Walter is the Chairman and Chief
                                       Executive Officer of Cardinal Health,
                                       Inc., a Dublin, Ohio based health care
                                       service provider.  Mr. Walter serves on
                                       the Board of Directors of Banc One
                                       Corporation and Westinghouse Electric
                                       Corporation.

RECOMMENDATION AND VOTE

    Under Ohio law and the Company's Code of Regulations, the three nominees for election to the Board of Directors receiving the greatest number of votes will be elected.

    Common Shares represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

    Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors held two regularly scheduled or special meetings during 1996. The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee. During 1996, each member of the Board except Mr. Hoag attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served.

    AUDIT COMMITTEE.   The Audit Committee (1) reviews the accounting and
financial reporting practices of the Company and the adequacy of its system of internal controls, (2) reviews the scope and results of any outside audit of the Company and the fees therefor and (3) makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee met one time during 1996.
The members of the Audit Committee are James V. Pickett, Harold A. Poling, Michael H. Thomas and Robert D. Walter.

    COMPENSATION COMMITTEE.   The Compensation Committee reviews, considers and
acts upon matters of salary and other compensation and benefits of all executive officers of the Company and acts upon all matters concerning executive compensation and exercises such authority as is delegated to it under the provisions of the Plan. The Compensation Committee did not meet during 1996.
The members of the Compensation Committee are Bernadine P. Healy, John S. Christie, John H. McConnell and David H. Hoag.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company receive no additional compensation for their services as members of the Board of Directors or as members of Board committees. Directors who are not officers or employees of the Company are paid a quarterly fee of $3,000, as well as additional fees of $1,000 for each meeting of the Board or of a Board committee attended by such Director. The Company's Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses. In addition, pursuant to the Plan, each Director who is not an employee of the Company receives a grant of an option to purchase 6,000 Common Shares upon his or her election as a director and an annual option thereafter to purchase 2,000 Common Shares.

                                  EXECUTIVE OFFICERS

    The following table sets forth certain information as of the Record Date regarding each of the Company's executive officers:

NAME                              AGE   POSITION
----                              ---   --------

Richard R. Slager ............    43   Chairman of the Board, President and
                                         Chief Executive Officer
Alan B. Satterwhite ..........    49   Director, Chief Operating Officer and
                                         Chief Financial Officer
Robin V. Holderman ...........    45   Executive Vice President, Corporate
                                         Development
Anthony E. DiBlasi ...........    46   Senior Vice President, Construction
John K. Knutson ..............    54   Senior Vice President, Operations
Stephen Lewis ................    51   Senior Vice President, Development,
                                         General Counsel and Assistant Secretary
Mark N. Mace .................    41   Senior Vice President, Finance and
                                         Treasurer
Charles H. McCreary ..........    44   Director and Secretary

    For additional information regarding Messrs. Slager, Satterwhite and McCreary, see "Election of Directors."

    Robin V. Holderman has served as Executive Vice President, Corporate Development since October 1996. Prior to joining the Company, Mr. Holderman was President of Ruscilli Development Co., Ltd., a real estate development company, from May 1995 to November 1996. He served as Manager of Industrial Development of Duke Realty Investments, Inc., a real estate development company, from April 1994 to May 1995, and prior thereto was President of ConQuest Corporation, a commercial and industrial real estate development company located in Columbus, Ohio, which was founded more than nine years ago. From 1990 through 1992, he was the Director of Development for the Columbus office of the Miller-Valentine Group, a Dayton, Ohio-based commercial real estate developer and design/build contractor. Mr. Holderman is also a director of Cooker Restaurant Corporation.

    Anthony E. DiBlasi has served as Senior Vice President, Construction since April 1996. Prior to joining the Company, Mr. DiBlasi was Vice President, Construction, for Heartland Food Systems, Inc., a major franchisee of Hardees Restaurants, from 1992 to 1996. Prior thereto he was Vice President, Director of Construction, for Trio Construction, a general contractor in Columbus, Ohio.

    John K. Knutson has served as Senior Vice President, Operations since February 1996. Prior to joining the Company, Mr. Knutson was Vice President of Operations for LeisureCare, Inc., a senior housing company based in Bellevue, Washington.

    Stephen Lewis has served as Senior Vice President, Development and General Counsel of the Company since November 1993. Prior to joining the Company, Mr. Lewis was general counsel of VOCA Corporation, a multi-state operator of residential centers for persons with mental retardation and other developmental disabilities.

    Mark N. Mace has served as Senior Vice President, Finance and Treasurer of the Company since March 1996. Prior to joining the Company, Mr. Mace was a Senior Manager with Deloitte & Touche LLP, a national accounting firm.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the only other executive officers of the Company whose compensation exceeded $100,000 (the "Named Executive Officers") for services rendered to the Company and its predecessors.



                          SUMMARY COMPENSATION TABLE

                                                                ANNUAL                  LONG-TERM
                                                             COMPENSATION              COMPENSATION
                                                        ------------------------       ------------
                                                                                        SECURITIES
                                                                                        UNDERLYING     ALL OTHER
                                           FISCAL                                        OPTIONS/         COM-
 NAME AND PRINCIPAL POSITION                YEAR         SALARY          BONUS(1)         SARS(2)      PENSATION(3)
------------------------------------       ------       --------         -------       ------------    -----------
Richard R. Slager..................        1996        $191,154         $46,954          20,000          $5,417
  Chairman of the Board,                   1995        $146,923         $56,044               0          $2,665
  President and Chief
  Executive Officer

Alan B. Satterwhite................        1996        $166,154         $46,954          20,000          $2,853
  Chief Financial Officer and              1995        $123,846         $56,044               0          $1,435
  Chief Operating Officer

John K. Knutson (4)................        1996        $101,424         $15,000           7,500         $33,323
  Senior Vice President,
  Operations

Stephen Lewis......................        1996         $90,380         $24,674           7,500              $0
  Senior Vice President,                   1995         $62,019         $10,697               0              $0
  Development, General
  Counsel and Assistant
  Secretary

---------------------------------



(1) The Named Executive Officers participate in the Company's profit sharing plan together with substantially all the employees of the Company. For residence employees, profit sharing is based on the operating profit of the residence. For other employees, profit sharing is based on the profitability of the Company. Cash payments are made quarterly.

(2) These numbers represent options for Common Shares granted pursuant to the Plan. See the table under "Option Grants in Last Fiscal Year" for more detailed information on such options.

(3) "All Other Compensation" for the Named Executive Officers consists of life insurance premiums paid by the Company on behalf of Mr. Slager and Mr. Satterwhite and moving and relocation expenses for Mr. Knutson.

(4) In February 1996, Mr. Knutson was hired as the Company's Senior Vice President of Operations for an annual base salary of $120,000.

GRANTS OF OPTIONS

    The following table sets forth information concerning individual grants of options made during 1996 to each of the Named Executive Officers. The Company has never granted stock appreciation rights.



                                        OPTION GRANTS IN THE LAST FISCAL YEAR

                                                  Individual Grants(1)
                                --------------------------------------------------------
                                                                                           Potential Realizable
                                                     % of                                    Value at Assumed
                                      Number of     Total                                  Annual Rates of Stock
                                     Securities    Options                                  Price Appreciation
                                     Underlying   Granted to  Exercise                      for Option Term(2)
                                      Options    Employees in   Price     Expiration      -----------------------
Name                                  Granted(#)  Fiscal Year ($/Share)      Date           5%($)         10%($)
----                                 ----------  ------------ ---------   ----------      --------       --------
Richard R. Slager.............         20,000       17.4%       $13       7/18/2006      $163,000       $414,400

Alan B. Satterwhite...........         20,000       17.4%       $13       7/18/2006      $163,000       $414,400

John K. Knutson...............          7,500        6.5%       $13       7/18/2006       $61,350       $155,400

Stephan Lewis.................          7,500        6.5%       $13       7/18/2006       $61,350       $155,400


-------------------------

(1) All options are non-qualified options granted under the Company's 1996 Incentive Stock Plan as of July 18, 1996, at the initial public offering price. All such options become exercisable in four equal annual portions commencing on the second anniversary of the date of grant.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to unexercised options held as of December 31, 1996, by each of the Named Executive Officers. No options were exercised during 1996. The fair market value of the Company's Common Shares on December 31, 1996 ($12.50) was less than the exercise price of the options.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                  NUMBER OF SECURITIES
                                                   UNDERLYING OPTIONS
                                                  AT FISCAL YEAR END (#)
                                            --------------------------------
              NAME                             EXERCISABLE   UNEXERCISABLE
              ----                             -----------   -------------

              Richard R. Slager..........           0          20,000
              Alan B. Satterwhite........           0          20,000
              John K. Knutson............           0           7,500
              Stephen Lewis..............           0           7,500


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    In December, 1995, the Company entered into a loan agreement with JMAC, an investment company owned by John H. McConnell and John P. McConnell, the founder and Chairman, respectively, of Worthington Industries, Inc., pursuant to which JMAC agreed to provide up to $8.0 million in loans to the Company during a commitment period expiring December 31, 1996. Borrowings under the agreement were subordinated to all obligations of the Company to financial institutions. The loans bore interest at 15% per annum, payable annually.

The purpose of the loans was to provide the Company with equity funds as required by third party lenders for construction of Karrington residences. The agreement contained customary representations and covenants of the Company and certain conditions to JMAC's obligation to lend funds. The largest amount of outstanding principal and accrued interest at any time during 1996 was $5,710,000. On July 24, 1996, the aggregate amount due JMAC was repaid from the net proceeds of the initial public offering, and the loan agreement was terminated.

    Charles H. McCreary, the Company's Secretary and a Director, is a partner in the law firm of Bricker & Eckler, which provides legal services to the Company in connection with a variety of business and organizational matters.

PERFORMANCE GRAPH

    The following line graph compares the Company's cumulative total shareholder return against the cumulative return of the NASDAQ Stock Market-U.S. Index and a peer group constructed by the Company for the period from July 19, 1996, the first day of trading for the Company's Common Shares, to December 31, 1996. The comparison assumes $100 was invested on July 19, 1996 in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
                          JULY 19, 1996 TO DECEMBER 31, 1996


    The performance graph contains the following information plotted in a line graph with the December 31, 1996 values indicated beside the plotted number.

                        7/19/96  8/30/96  9/30/96  10/31/96  11/29/96  12/31/96
                        -------  -------  -------  --------  --------  --------
Karrington Health, Inc.  $100     $100     $100      $121      $102      $ 96
Peer Group               $100     $107     $106      $ 85      $ 87      $ 95
Nasdaq Stock Market-U.S. $100     $104     $112      $111      $118      $117


--------------------
    The peer group consists of seven companies involved in the provision of assisted living services that were public on July 19, 1996. These companies are Assisted Living Concepts, Inc., ARV Assisted Living, Inc., Emeritus Corporation, Just Like Home, Inc., Regent Assisted Living, Inc., Sterling House Corporation and Sunrise Assisted Living, Inc. The Standish Care Company was removed from the peer group on October 21, 1996 as a result of its merger with CareMatrix Corporation. All of the companies in the peer group are weighted by their respective market capitalization.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S
PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ABOVE UNDER "EXECUTIVE COMPENSATION - PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of four outside directors, none of whom is or was formerly an officer of the Company. During 1996, none of the Company's executive officers served on the board of any entity of which a Committee member was an executive officer or on the compensation committee of any entity of which any director of the Company was an executive officer.

ROLE OF THE COMPENSATION COMMITTEE

    Prior to the Company's initial public offering, which was consummated on July 24, 1996, the Company had no Compensation Committee and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. With respect to 1996, the executive compensation packages of the Company's executive officers were subject to arrangements and understandings made prior to the Company's initial public offering. In general, the Company's compensation program for executive officers consisted of three main elements: a base salary, a profit sharing plan and periodic grants of stock options. The Named Executive Officers participate in the Company's profit sharing plan together with substantially all the employees of the Company. For residence employees, profit sharing is based on the operating profit of the residence. For other employees, profit sharing is based on the profitability of the Company. Cash payments are made quarterly.

    Following the initial public offering, the Committee was formed and was given the oversight responsibility for, and is in the process of evaluating, the Company's executive compensation program for periods following January 1, 1997. The Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short and long-term interests of the Company's shareholders.

    BASE SALARY

    Base salary is reviewed annually and may be adjusted on individual performance, business unit performance and industry analysis and comparisons. To date, the Committee has not utilized compensation consultants, but it may do so in future years to assist the Committee with respect to industry analysis and comparisons. With respect to 1996, no specific weight was assigned to any of the factors mentioned above in determining 1996 base salaries for the Chief Executive Officer and the other executive officers.

    STOCK OPTIONS

    The purpose of the Company's 1996 Incentive Stock Plan is to attract and retain key personnel, including consultants and advisors to and directors of the Company, and to enhance their interest in the Company's continued success and to allow all employees an opportunity to have an ownership interest in the Company.

    The maximum number of Common Shares with respect to which awards may be granted under the Plan is 550,000. In connection with the initial public offering, the Committee granted 169,000 non-qualified stock options to key employees and directors , including the Named Executive Officers, as set forth in the Option Grants in the Last Fiscal Year table. All of the options were granted at the initial public offering price.

    SECTION 162(m) COMPLIANCE

    Section 162(m) of the Internal Revenue Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                        SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY:

                                  John S. Christie
                                  Bernadine P. Healy
                                  David P. Hoag
                                  John H. McConnell


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Ownership of and transactions in the Common Shares of the Company by executive officers, directors and persons who own more than 10% of the Common Shares are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. Based solely on a review of the copies of reports furnished to the Company and representations of certain executive officers and directors, the Company believes that during fiscal 1996 its officers, directors and greater than 10% beneficial owners complied with such filing requirements.

                                CHANGE IN ACCOUNTANTS

    On November 7, 1995, the Company replaced Deloitte & Touche LLP with Ernst
& Young LLP as the Company's independent certified public accountants. The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company as of December 31, 1994 and for each of the two years in the period then ended did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the two years ended December 31, 1994 and the period between December 31, 1994 and the date on which Deloitte & Touche LLP was dismissed, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its reports.

                                 INDEPENDENT AUDITORS

    Ernst & Young LLP, a certified public accounting firm, has served as the Company's independent auditors since 1995. It is expected that Ernst & Young LLP will be appointed as the Company's independent auditors for the 1997 fiscal year following the Annual Meeting.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 10, 1997, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Karrington Health, Inc., 919 Old Henderson Road, Columbus, Ohio 43220,
Attention:  Secretary.

                                    OTHER BUSINESS

    The Board of Directors is aware of no other matter that will be presented for action at the 1997 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                    ANNUAL REPORT

    The Company's 1996 Annual Report to Shareholders containing audited financial statements for the 1996 fiscal year is being mailed to all shareholders of record with this Proxy Statement.

                            MAP TO KARRINGTON HEALTH, INC.
                            ANNUAL MEETING OF SHAREHOLDERS
                                    COLUMBUS, OHIO

A map of Columbus, Ohio including interstate highways and certain major secondary roads indicating the location, address and phone number of the Da Vinci Ristorante.

                         How to Find the Da Vinci Ristorante

The Da Vinci Ristorante is located at 4740 Reed Road just south of Henderson
Road.
Exit WEST from State Route 315 at Henderson Road. Drive WEST on Henderson to Reed Road.
Turn LEFT (South). The parking lot entrance is only a short distance on your LEFT.

                                Tuesday, May 13, 1997
                Meeting begins at 11:00 a.m.  Doors open at 10:45 a.m.

                               The Da Vinci Ristorante
                            4740 Reed Road, (614) 451-5147
       For further information, call 1-800-451-5158 and ask for extension 258.

                            KARRINGTON HEALTH, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder(s) of common shares of Karrington Health, Inc. (the "Company") hereby constitutes and appoints Richard R. Slager and Alan B. Satterwhite, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 1997, at the Da Vinci Ristorante, 4740 Reed Road, Columbus, Ohio, at 11:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.  To elect three directors to serve for terms of three years each.

/ / FOR election as directors of the Company of all  / / WITHHOLD AUTHORITY to vote for all of the
    of the nominees listed below (except as marked       nominees listed below.
    to the contrary below.)*

       Bernadine P. Healy       Alan B. Satterwhite      Michael H. Thomas

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
                                        ________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

         (CONTINUED, AND TO BE EXECUTED AND DATED ON THE REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE.)

    WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

    ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 13, 1997 meeting and Annual Report to Shareholders for the fiscal year ended December 31, 1996.
                                           Dated _________________________, 1997
                                           _____________________________________
                                                 Signature of Shareholder
                                           _____________________________________
                                                 Signature of Shareholder

                                           Please sign exactly as your name
                                           appears hereon. When common shares
                                           are registered in two names, both
                                           shareholders should sign. When
                                           signing as attorney, executor,
                                           administrator, guardian or trustee,
                                           please give full title as such. If
                                           shareholder is a corporation, please
                                           sign in full corporate name by
                                           President or other authorized
                                           officer. If shareholder is a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person. (Please note any change of
                                           address on this proxy.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KARRINGTON HEALTH, INC. PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.